Exhibit 17.1


The Board of Directors
Green Star Mining Corp.

Ladies and Gentlemen:

Please be advised that I hereby resign all of my positions as an officer of Green Star Mining Corp. (the "Company"), effective as of the date written below.

Please  be  further  advised  that  my  resignation  does  not  arise  from  any
disagreement   with  the  Company  on  any  matter  relating  to  the  Company's operations, policies or practices.

Very truly yours,


/s/ Nan E. Weaver
------------------------------
Nan E. Weaver

December 4, 2009
------------------------------
Date

The Board of Directors
Green Star Mining Corp.

Ladies and Gentlemen:

Please be advised that I hereby resign my position as director of Green Star Mining Corp. (the "Company"), effective as of the date written below.

Please  be  further  advised  that  my  resignation  does  not  arise  from  any
disagreement   with  the  Company  on  any  matter  relating  to  the  Company's operations, policies or practices.

Very truly yours,


/s/ Nan E. Weaver
------------------------------
Nan E. Weaver

December 4, 2009
------------------------------
Date